Exhibit 99

INVESTOR CONTACT:	Donald J. MacLeod	FOR IMMEDIATE RELEASE:
	(716) 842-5138	October 17, 2014

MEDIA CONTACT:	C. Michael Zabel
(716) 842-5385

M&T BANK CORPORATION ANNOUNCES THIRD QUARTER RESULTS

BUFFALO, NEW YORK — M&T Bank Corporation (“M&T”) (NYSE: MTB) today reported its results of operations for the quarter ended September 30, 2014.

GAAP Results of Operations. Diluted earnings per common share measured in accordance with generally accepted accounting principles (“GAAP”) for the third quarter of 2014 were $1.91, compared with $2.11 in the year-earlier quarter and $1.98 in the second quarter of 2014. GAAP-basis net income in the recently completed quarter aggregated $275 million, compared with $294 million and $284 million in the third quarter of 2013 and the second quarter of 2014, respectively. GAAP-basis net income for the third quarter of 2014 expressed as an annualized rate of return on average assets and average common shareholders’ equity was 1.17% and 9.18%, respectively, compared with 1.39% and 11.06%, respectively, in the year-earlier quarter and 1.27% and 9.79%, respectively, in 2014’s second quarter. Reflected in last year’s third quarter profits were after-tax gains of $34 million from loan securitization transactions that added $.26 of diluted earnings per common share to that quarter’s results.

Commenting on M&T’s financial performance for the recent quarter, René F. Jones, Vice Chairman and Chief Financial Officer, noted, “Revenue levels were largely unchanged in comparison with the linked quarter. Average loans grew modestly and fee income

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declined slightly from the strong second quarter performance. Most important was the substantial progress we have made on our key initiatives related to strengthening M&T’s BSA/AML, compliance and risk management infrastructure. That progress led to the continuation of an elevated level of operating expenses, but we firmly believe that our decision to invest in these initiatives is money well-spent. Significantly, credit quality remained quite strong, as reflected in lower levels of nonperforming loans and net charge-offs when compared with the previous quarter.”

Supplemental Reporting of Non-GAAP Results of Operations. M&T consistently provides supplemental reporting of its results on a “net operating” or “tangible” basis, from which M&T excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill, core deposit intangible and other intangible asset balances, net of applicable deferred tax amounts) and gains and expenses associated with merging acquired operations into M&T, since such items are considered by management to be “nonoperating” in nature. Although “net operating income” as defined by M&T is not a GAAP measure, M&T’s management believes that this information helps investors understand the effect of acquisition activity in reported results.

Diluted net operating earnings per common share were $1.94 in the third quarter of 2014, compared with $2.16 and $2.02 in the year-earlier quarter and the second quarter of 2014, respectively. Net operating income during the recent quarter was $280 million, compared with $301 million in the third quarter of 2013 and $290 million in 2014’s second quarter. Expressed as an annualized rate of return on average tangible assets and average tangible common shareholders’ equity, net operating income was 1.24% and 13.80%,

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respectively, in the recent quarter, compared with 1.48% and 17.64%, respectively, in the third quarter of 2013 and 1.35% and 14.92%, respectively, in the second quarter of 2014.

Taxable-equivalent Net Interest Income. Net interest income expressed on a taxable-equivalent basis totaled $675 million in each of the second and third quarters of 2014. A 17 basis point decline in the net interest margin to 3.23% in the recent quarter was offset by a $3.2 billion increase in average earning assets, including a $1.8 billion rise in average investment securities. Taxable-equivalent net interest income in the recent quarter was down $4 million from $679 million in the year-earlier period reflecting a 38 basis point decline of the net interest margin from 3.61% in the third quarter of 2013 that was substantially offset by an $8.1 billion rise in average earning assets, including $5.8 billion of investment securities. In each quarterly comparison, the decline in the net interest margin was attributable to increased lower-yielding balances of investment securities and deposits held at the Federal Reserve Bank of New York combined with continuing downward pressure on yields earned on loans. The growth in investment securities resulted from progress made in response to new regulatory liquidity requirements that were recently finalized and will become effective for M&T in January 2016.

Provision for Credit Losses/Asset Quality. The provision for credit losses was $29 million in the recent quarter, compared with $48 million in the third quarter of 2013 and $30 million in 2014’s second quarter. Net charge-offs of loans were $28 million during 2014’s third quarter, compared with $48 million and $29 million in the third quarter of 2013 and second quarter of 2014, respectively. Expressed as an annualized percentage of average loans outstanding, net charge-offs were .17% and .29% in the

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third quarter of 2014 and 2013, respectively, and .18% in the second quarter of 2014.

Loans classified as nonaccrual declined to $848 million, or 1.29% of total loans outstanding at September 30, 2014, improved from $916 million or 1.44% at September 30, 2013 and $880 million or 1.36% at June 30, 2014. Assets taken in foreclosure of defaulted loans totaled $68 million at September 30, 2014, compared with $89 million and $60 million at September 30, 2013 and June 30, 2014, respectively.

Allowance for Credit Losses. M&T regularly performs detailed analyses of individual borrowers and portfolios for purposes of assessing the adequacy of the allowance for credit losses. As a result of those analyses, the allowance totaled $919 million or 1.40% of loans outstanding at September 30, 2014, compared with $916 million or 1.44% at September 30, 2013 and $918 million or 1.42% at June 30, 2014.

Noninterest Income and Expense. Noninterest income totaled $451 million in the recent quarter, little changed from $456 million in the second quarter of 2014, but down from $477 million in the third quarter of 2013 when $56 million of pre-tax gains from loan securitization transactions were realized. Excluding those gains, noninterest income in the year-earlier quarter aggregated $421 million. The improvement in the recent quarter as compared with 2013’s third quarter, exclusive of the gains from securitizations, resulted predominantly from higher residential mortgage banking revenues associated with loan servicing activities.

Noninterest expenses in the third quarter of 2014 totaled $679 million, compared with $659 million in the year-earlier quarter and $681 million in the second quarter of 2014. Included in such

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amounts are expenses considered to be nonoperating in nature consisting of amortization of core deposit and other intangible assets. Exclusive of those expenses, noninterest operating expenses were $672 million in each of the two most recent quarters and $648 million in the third quarter of 2013. The higher level of operating expenses in the recent quarter as compared with the year-earlier period was predominantly attributable to increased costs for professional services and salaries associated with BSA/AML activities, compliance, capital planning and stress testing, and risk management initiatives.

The efficiency ratio, or noninterest operating expenses divided by the sum of taxable-equivalent net interest income and noninterest income (exclusive of gains and losses from bank investment securities), measures the relationship of operating expenses to revenues. M&T’s efficiency ratio was 59.7% in the recent quarter, 59.4% in the second quarter of 2014 and 56.0% in 2013’s third quarter.

Balance Sheet. M&T had total assets of $97.2 billion at September 30, 2014, up 15% from $84.4 billion a year earlier. Investment securities were $13.3 billion at the recent quarter-end, up $5.0 billion or 61% from September 30, 2013. M&T added investment securities during 2013 and 2014 through purchase and loan securitization transactions in order to enhance its liquidity position in response to new regulatory requirements. Loans and leases, net of unearned discount, totaled $65.6 billion at September 30, 2014, $1.9 billion or 3% above $63.7 billion a year earlier. Total deposits rose 12% to $74.3 billion at the recent quarter-end from $66.6 billion at September 30, 2013.

Total shareholders’ equity also rose 12% to $12.3 billion at September 30, 2014 from $11.0 billion a year earlier, representing

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12.68% and 13.05%, respectively, of total assets. Common shareholders’ equity was $11.1 billion, or $83.99 per share, at September 30, 2014, compared with $10.1 billion, or $77.81 per share, at September 30, 2013. Tangible equity per common share rose 13% to $57.10 at September 30, 2014 from $50.32 at September 30, 2013. Common shareholders’ equity per share and tangible equity per common share were $82.86 and $55.89, respectively, at June 30, 2014. In the calculation of tangible equity per common share, common shareholders’ equity is reduced by the carrying values of goodwill and core deposit and other intangible assets, net of applicable deferred tax balances. M&T’s estimated Tier 1 common ratio, a regulatory capital measure, continued to increase and was 9.77% at September 30, 2014, compared with 9.08% and 9.63% at September 30, 2013 and June 30, 2014, respectively. M&T estimates that the ratio of Common Equity Tier 1 to risk-weighted assets under the capital rules approved in July 2013 on a fully phased-in basis was approximately 9.52% as of September 30, 2014.

Conference Call. Investors will have an opportunity to listen to M&T’s conference call to discuss third quarter financial results today at 11:00 a.m. Eastern Time. Those wishing to participate in the call may dial (877)780-2276. International participants, using any applicable international calling codes, may dial (973)582-2700. Callers should reference M&T Bank Corporation or the conference ID #15231149. The conference call will be webcast live through M&T’s website at http://ir.mandtbank.com/events.cfm. A replay of the call will be available until October 20, 2014 by calling (800)585-8367, or (404)537-3406 for international participants, and by making reference to ID #15231149. The event will also be archived and available by 7:00 p.m. today on M&T’s website at http://ir.mandtbank.com/events.cfm.

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M&T is a financial holding company headquartered in Buffalo, New York. M&T’s principal banking subsidiary, M&T Bank, operates banking offices in New York, Pennsylvania, Maryland, Virginia, West Virginia, Delaware and the District of Columbia. Trust-related services are provided by M&T’s Wilmington Trust-affiliated companies and by M&T Bank.

Forward-Looking Statements. This news release contains forward-looking statements that are based on current expectations, estimates and projections about M&T’s business, management’s beliefs and assumptions made by management. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Future Factors”) which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

Future Factors include changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; common shares outstanding; common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on trust-related revenues; legislation affecting the financial services industry as a whole, and M&T and its subsidiaries individually or collectively, including tax legislation; regulatory supervision and oversight, including monetary policy and capital requirements; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies; increasing price and product/service competition by competitors, including new entrants; rapid technological developments and

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changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products/services; containing costs and expenses; governmental and public policy changes; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; the outcome of pending and future litigation and governmental proceedings, including tax-related examinations and other matters; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries’ future businesses; and material differences in the actual financial results of merger, acquisition and investment activities compared with M&T’s initial expectations, including the full realization of anticipated cost savings and revenue enhancements.

These are representative of the Future Factors that could affect the outcome of the forward-looking statements. In addition, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, including interest rate and currency exchange rate fluctuations, changes and trends in the securities markets, and other Future Factors.

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Financial Highlights

	Three months ended			Nine months ended
Amounts in thousands,	September 30			September 30
except per share	2014	2013	Change	2014	2013	Change
Performance

Net income	$275,344	294,479	-6%	$788,697	917,058	-14%
Net income available to common shareholders	251,917	275,356	-9%	724,344	859,000	-16%

Per common share:
Basic earnings	$1.92	2.13	-10%	$5.54	6.69	-17%
Diluted earnings	1.91	2.11	-9%	5.50	6.64	-17%
Cash dividends	$.70	.70	—	$2.10	2.10	—

Common shares outstanding:
Average - diluted (1)	132,128	130,265	1%	131,698	129,312	2%
Period end (2)	132,142	130,241	1%	132,142	130,241	1%

Return on (annualized):
Average total assets	1.17%	1.39%		1.17%	1.48%
Average common shareholders’ equity	9.18%	11.06%		9.07%	11.98%

Taxable-equivalent net interest income	$674,900	679,213	-1%	$2,012,241	2,025,517	-1%

Yield on average earning assets	3.59%	3.98%		3.72%	4.07%
Cost of interest-bearing liabilities	.54%	.58%		.53%	.61%
Net interest spread	3.05%	3.40%		3.19%	3.46%
Contribution of interest-free funds	.18%	.21%		.19%	.22%
Net interest margin	3.23%	3.61%		3.38%	3.68%
Net charge-offs to average total net loans (annualized)	.17%	.29%		.19%	.29%

Net operating results (3)

Net operating income	$279,838	300,968	-7%	$804,974	946,838	-15%
Diluted net operating earnings per common share	1.94	2.16	-10%	5.62	6.87	-18%
Return on (annualized):
Average tangible assets	1.24%	1.48%		1.25%	1.59%
Average tangible common equity	13.80%	17.64%		13.84%	19.66%
Efficiency ratio	59.67%	56.03%		60.96%	54.27%

	At September 30
	2014	2013	Change
Loan quality
Nonaccrual loans	$847,784	915,871	-7%
Real estate and other foreclosed assets	67,629	89,203	-24%

Total nonperforming assets	$915,413	1,005,074	-9%

Accruing loans past due 90 days or more (4)	$312,990	339,792	-8%

Government guaranteed loans included in totals above:
Nonaccrual loans	$68,586	68,519	—%
Accruing loans past due 90 days or more	265,333	320,732	-17%

Renegotiated loans	$209,099	259,301	-19%

Acquired accruing loans past due 90 days or more (5)	$132,147	153,585	-14%

Purchased impaired loans (6):
Outstanding customer balance	$429,915	648,118	-34%
Carrying amount	236,662	357,337	-34%
Nonaccrual loans to total net loans	1.29%	1.44%
Allowance for credit losses to total loans	1.40%	1.44%

(1)	Includes common stock equivalents.
(2)	Includes common stock issuable under deferred compensation plans.
(3)	Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 16.
(4)	Excludes acquired loans.
(5)	Acquired loans that were recorded at fair value at acquisition date. This category does not include purchased impaired loans that are presented separately.
(6)	Accruing loans that were impaired at acquisition date and recorded at fair value.

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Financial Highlights, Five Quarter Trend

	Three months ended
Amounts in thousands, except per share	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
Performance
Net income	$275,344	284,336	229,017	221,422	294,479
Net income available to common shareholders	251,917	260,695	211,731	203,451	275,356

Per common share:
Basic earnings	$1.92	1.99	1.63	1.57	2.13
Diluted earnings	1.91	1.98	1.61	1.56	2.11
Cash dividends	$.70	.70	.70	.70	.70

Common shares outstanding:
Average - diluted (1)	132,128	131,828	131,126	130,464	130,265
Period end (2)	132,142	131,953	131,431	130,564	130,241

Return on (annualized):
Average total assets	1.17%	1.27%	1.07%	1.03%	1.39%
Average common shareholders’ equity	9.18%	9.79%	8.22%	7.99%	11.06%

Taxable-equivalent net interest income	$674,900	674,963	662,378	672,683	679,213

Yield on average earning assets	3.59%	3.73%	3.87%	3.92%	3.98%
Cost of interest-bearing liabilities	.54%	.51%	.55%	.56%	.58%
Net interest spread	3.05%	3.22%	3.32%	3.36%	3.40%
Contribution of interest-free funds	.18%	.18%	.20%	.20%	.21%
Net interest margin	3.23%	3.40%	3.52%	3.56%	3.61%

Net charge-offs to average total net loans (annualized)	.17%	.18%	.20%	.26%	.29%

Net operating results (3)

Net operating income	$279,838	289,974	235,162	227,797	300,968
Diluted net operating earnings per common share	1.94	2.02	1.66	1.61	2.16
Return on (annualized):
Average tangible assets	1.24%	1.35%	1.15%	1.11%	1.48%
Average tangible common equity	13.80%	14.92%	12.76%	12.67%	17.64%
Efficiency ratio	59.67%	59.39%	63.95%	65.48%	56.03%

	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
Loan quality
Nonaccrual loans	$847,784	880,134	890,893	874,156	915,871
Real estate and other foreclosed assets	67,629	59,793	59,407	66,875	89,203

Total nonperforming assets	$915,413	939,927	950,300	941,031	1,005,074

Accruing loans past due 90 days or more (4)	$312,990	289,016	307,017	368,510	339,792

Government guaranteed loans included in totals above:
Nonaccrual loans	$68,586	81,817	75,959	63,647	68,519
Accruing loans past due 90 days or more	265,333	275,846	291,418	297,918	320,732

Renegotiated loans	$209,099	270,223	257,889	257,092	259,301

Acquired accruing loans past due 90 days or more (5)	$132,147	134,580	120,996	130,162	153,585

Purchased impaired loans (6):
Outstanding customer balance	$429,915	504,584	534,331	579,975	648,118
Carrying amount	236,662	282,517	303,388	330,792	357,337

Nonaccrual loans to total net loans	1.29%	1.36%	1.39%	1.36%	1.44%

Allowance for credit losses to total loans	1.40%	1.42%	1.43%	1.43%	1.44%

(1)	Includes common stock equivalents.
(2)	Includes common stock issuable under deferred compensation plans.
(3)	Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 17.
(4)	Excludes acquired loans.
(5)	Acquired loans that were recorded at fair value at acquisition date. This category does not include purchased impaired loans that are presented separately.
(6)	Accruing loans that were impaired at acquisition date and recorded at fair value.

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Condensed Consolidated Statement of Income

	Three months ended			Nine months ended
	September 30			September 30
Dollars in thousands	2014	2013	Change	2014	2013	Change
Interest income	$743,023	742,686	—%	$2,200,265	2,222,868	-1%
Interest expense	73,964	69,578	6	205,659	216,123	-5

Net interest income	669,059	673,108	-1	1,994,606	2,006,745	-1
Provision for credit losses	29,000	48,000	-40	91,000	143,000	-36

Net interest income after provision for credit losses	640,059	625,108	2	1,903,606	1,863,745	2
Other income
Mortgage banking revenues	93,532	64,731	44	269,237	249,096	8
Service charges on deposit accounts	110,071	113,839	-3	321,637	336,505	-4
Trust income	128,671	123,801	4	379,816	370,132	3
Brokerage services income	17,416	16,871	3	51,403	49,840	3
Trading account and foreign exchange gains	6,988	8,987	-22	21,477	27,138	-21
Gain on bank investment securities	—	—	—	—	56,457	—
Other-than-temporary impairment losses recognized in earnings	—	—	—	—	(9,800)	—
Equity in earnings of Bayview Lending Group LLC	(4,114)	(3,881)	—	(12,623)	(9,990)	—
Other revenues from operations	98,547	153,040	-36	296,683	349,581	-15

Total other income	451,111	477,388	-6	1,327,630	1,418,959	-6
Other expense
Salaries and employee benefits	348,776	339,332	3	1,059,815	1,019,019	4
Equipment and net occupancy	67,713	66,220	2	206,964	195,657	6
Printing, postage and supplies	9,184	9,752	-6	29,320	30,749	-5
Amortization of core deposit and other intangible assets	7,358	10,628	-31	26,654	36,473	-27
FDIC assessments	13,193	14,877	-11	43,836	52,010	-16
Other costs of operations	233,060	217,817	7	696,160	558,905	25

Total other expense	679,284	658,626	3	2,062,749	1,892,813	9
Income before income taxes	411,886	443,870	-7	1,168,487	1,389,891	-16
Applicable income taxes	136,542	149,391	-9	379,790	472,833	-20

Net income	$275,344	294,479	-6%	$788,697	917,058	-14%

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Condensed Consolidated Statement of Income, Five Quarter Trend

	Three months ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Dollars in thousands	2014	2014	2014	2013	2013
Interest income	$743,023	734,290	722,952	734,466	742,686
Interest expense	73,964	65,176	66,519	67,982	69,578

Net interest income	669,059	669,114	656,433	666,484	673,108
Provision for credit losses	29,000	30,000	32,000	42,000	48,000

Net interest income after provision for credit losses	640,059	639,114	624,433	624,484	625,108
Other income
Mortgage banking revenues	93,532	95,656	80,049	82,169	64,731
Service charges on deposit accounts	110,071	107,368	104,198	110,436	113,839
Trust income	128,671	129,893	121,252	125,876	123,801
Brokerage services income	17,416	17,487	16,500	15,807	16,871
Trading account and foreign exchange gains	6,988	8,042	6,447	13,690	8,987
Equity in earnings of Bayview Lending Group LLC	(4,114)	(4,055)	(4,454)	(6,136)	(3,881)
Other revenues from operations	98,547	102,021	96,115	104,404	153,040

Total other income	451,111	456,412	420,107	446,246	477,388
Other expense
Salaries and employee benefits	348,776	339,713	371,326	336,159	339,332
Equipment and net occupancy	67,713	68,084	71,167	68,670	66,220
Printing, postage and supplies	9,184	9,180	10,956	8,808	9,752
Amortization of core deposit and other intangible assets	7,358	9,234	10,062	10,439	10,628
FDIC assessments	13,193	15,155	15,488	17,574	14,877
Other costs of operations	233,060	239,828	223,272	301,422	217,817

Total other expense	679,284	681,194	702,271	743,072	658,626
Income before income taxes	411,886	414,332	342,269	327,658	443,870
Applicable income taxes	136,542	129,996	113,252	106,236	149,391

Net income	$275,344	284,336	229,017	221,422	294,479

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Condensed Consolidated Balance Sheet

	September 30
Dollars in thousands	2014	2013	Change
ASSETS
Cash and due from banks	$1,445,877	1,941,944	-26%
Interest-bearing deposits at banks	7,676,064	1,925,811	299
Federal funds sold and agreements to resell securities	77,766	117,809	-34
Trading account assets	296,913	371,370	-20
Investment securities	13,348,368	8,309,773	61
Loans and leases:
Commercial, financial, etc.	19,112,009	17,911,149	7
Real estate - commercial	26,942,847	26,345,267	2
Real estate - consumer	8,663,408	9,228,003	-6
Consumer	10,854,095	10,174,623	7

Total loans and leases, net of unearned discount	65,572,359	63,659,042	3
Less: allowance for credit losses	918,633	916,370	—

Net loans and leases	64,653,726	62,742,672	3
Goodwill	3,524,625	3,524,625	—
Core deposit and other intangible assets	42,197	79,290	-47
Other assets	6,162,806	5,414,191	14

Total assets	$97,228,342	84,427,485	15%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$27,440,524	24,150,771	14%
Interest-bearing deposits	46,659,442	42,084,860	11
Deposits at Cayman Islands office	241,536	316,510	-24

Total deposits	74,341,502	66,552,141	12
Short-term borrowings	164,609	246,019	-33
Accrued interest and other liabilities	1,327,524	1,491,797	-11
Long-term borrowings	9,061,391	5,121,326	77

Total liabilities	84,895,026	73,411,283	16
Shareholders’ equity:
Preferred	1,231,500	879,010	40
Common (1)	11,101,816	10,137,192	10

Total shareholders’ equity	12,333,316	11,016,202	12

Total liabilities and shareholders’ equity	$97,228,342	84,427,485	15%

(1)	Reflects accumulated other comprehensive income, net of applicable income tax effect, of $12.5 million at September 30, 2014, and accumulated other comprehensive loss, net of applicable income tax effect, $198.1 million at September 30, 2013.

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Condensed Consolidated Balance Sheet, Five Quarter Trend

	September 30,	June 30,	March 31,	December 31,	September 30,
Dollars in thousands	2014	2014	2014	2013	2013
ASSETS
Cash and due from banks	$1,445,877	1,827,197	1,671,052	1,573,361	1,941,944
Interest-bearing deposits at banks	7,676,064	3,032,530	3,299,185	1,651,138	1,925,811
Federal funds sold and agreements to resell securities	77,766	90,239	92,066	99,573	117,809
Trading account assets	296,913	313,325	314,807	376,131	371,370
Investment securities	13,348,368	12,120,195	10,364,249	8,796,497	8,309,773
Loans and leases:
Commercial, financial, etc.	19,112,009	19,105,892	18,896,070	18,705,216	17,911,149
Real estate - commercial	26,942,847	26,374,274	26,104,086	26,148,208	26,345,267
Real estate - consumer	8,663,408	8,656,766	8,774,095	8,928,221	9,228,003
Consumer	10,854,095	10,610,761	10,360,827	10,291,514	10,174,623

Total loans and leases, net of unearned discount	65,572,359	64,747,693	64,135,078	64,073,159	63,659,042
Less: allowance for credit losses	918,633	917,666	916,768	916,676	916,370

Net loans and leases	64,653,726	63,830,027	63,218,310	63,156,483	62,742,672
Goodwill	3,524,625	3,524,625	3,524,625	3,524,625	3,524,625
Core deposit and other intangible assets	42,197	49,555	58,789	68,851	79,290
Other assets	6,162,806	6,047,309	5,987,277	5,915,732	5,414,191

Total assets	$97,228,342	90,835,002	88,530,360	85,162,391	84,427,485

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$27,440,524	26,088,763	25,244,200	24,661,007	24,150,771
Interest-bearing deposits	46,659,442	43,502,602	43,207,286	42,134,859	42,084,860
Deposits at Cayman Islands office	241,536	237,890	247,880	322,746	316,510

Total deposits	74,341,502	69,829,255	68,699,366	67,118,612	66,552,141
Short-term borrowings	164,609	161,631	230,209	260,455	246,019
Accrued interest and other liabilities	1,327,524	1,283,430	1,462,725	1,368,922	1,491,797
Long-term borrowings	9,061,391	7,391,931	6,251,197	5,108,870	5,121,326

Total liabilities	84,895,026	78,666,247	76,643,497	73,856,859	73,411,283
Shareholders’ equity:
Preferred	1,231,500	1,231,500	1,231,500	881,500	879,010
Common (1)	11,101,816	10,937,255	10,655,363	10,424,032	10,137,192

Total shareholders’ equity	12,333,316	12,168,755	11,886,863	11,305,532	11,016,202

Total liabilities and shareholders’ equity	$97,228,342	90,835,002	88,530,360	85,162,391	84,427,485

(1)	Reflects accumulated other comprehensive income, net of applicable income tax effect, of $12.5 million at September 30, 2014 and $40.3 million at June 30, 2014, and accumulated other comprehensive loss, net of applicable income tax effect, of $25.3 million at March 31, 2014, $64.2 million at December 31, 2013 and $198.1 million at September 30, 2013.

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15–15–15–15–15

M&T BANK CORPORATION

Condensed Consolidated Average Balance Sheet

and Annualized Taxable-equivalent Rates

	Three months ended						Change in balance		Nine months ended
	September 30,		September 30,		June 30,		September 30, 2014 from		September 30
Dollars in millions	2014		2013		2014		September 30,	June 30,	2014		2013		Change in
	Balance	Rate	Balance	Rate	Balance	Rate	2013	2014	Balance	Rate	Balance	Rate	balance
ASSETS
Interest-bearing deposits at banks	$5,083	.25%	2,646	.25%	4,080	.25%	92%	25%	$4,091	.25%	1,866	.24%	119%
Federal funds sold and agreements to resell securities	80	.07	117	.08	90	.07	-32	-12	90	.07	133	.09	-32
Trading account assets	70	1.65	67	1.27	84	1.25	4	-17	75	1.83	76	2.10	-2
Investment securities	12,780	2.89	6,979	3.31	10,959	3.19	83	17	11,015	3.11	6,030	3.33	83
Loans and leases, net of unearned discount
Commercial, financial, etc.	18,889	3.29	17,798	3.50	18,978	3.34	6	—	18,783	3.33	17,615	3.59	7
Real estate - commercial	26,487	4.19	26,129	4.51	26,140	4.22	1	1	26,258	4.27	26,033	4.55	1
Real estate - consumer	8,634	4.17	9,636	4.17	8,746	4.36	-10	-1	8,740	4.24	10,522	4.10	-17
Consumer	10,753	4.52	11,295	4.57	10,479	4.52	-5	3	10,512	4.54	11,389	4.61	-8

Total loans and leases, net	64,763	4.00	64,858	4.21	64,343	4.05	—	1	64,293	4.06	65,559	4.26	-2

Total earning assets	82,776	3.59	74,667	3.98	79,556	3.73	11	4	79,564	3.72	73,664	4.07	8
Goodwill	3,525		3,525		3,525		—	—	3,525		3,525		—
Core deposit and other intangible assets	45		84		53		-46	-15	54		96		-44
Other assets	6,899		5,735		6,739		20	2	6,809		5,815		17

Total assets	$93,245		84,011		89,873		11%	4%	$89,952		83,100		8%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits
NOW accounts	$1,037	.15	924	.14	1,026	.13	12%	1%	$1,017	.13	919	.14	11%
Savings deposits	41,056	.11	36,990	.15	39,478	.11	11	4	39,640	.12	36,287	.15	9
Time deposits	3,227	.47	3,928	.62	3,350	.46	-18	-4	3,345	.46	4,190	.70	-20
Deposits at Cayman Islands office	325	.20	392	.22	339	.21	-17	-4	348	.21	524	.20	-34

Total interest-bearing deposits	45,645	.14	42,234	.19	44,193	.14	8	3	44,350	.14	41,920	.21	6

Short-term borrowings	181	.04	299	.08	220	.05	-39	-17	222	.05	425	.12	-48
Long-term borrowings	8,547	2.69	5,010	3.89	6,525	3.05	71	31	6,999	3.02	4,918	4.09	42

Total interest-bearing liabilities	54,373	.54	47,543	.58	50,938	.51	14	7	51,571	.53	47,263	.61	9
Noninterest-bearing deposits	25,127		23,998		25,466		5	-1	24,915		23,570		6
Other liabilities	1,498		1,589		1,430		-6	5	1,486		1,676		-11

Total liabilities	80,998		73,130		77,834		11	4	77,972		72,509		8
Shareholders’ equity	12,247		10,881		12,039		13	2	11,980		10,591		13

Total liabilities and shareholders’ equity	$93,245		84,011		89,873		11%	4%	$89,952		83,100		8%

Net interest spread		3.05		3.40		3.22				3.19		3.46
Contribution of interest-free funds		.18		.21		.18				.19		.22
Net interest margin		3.23%		3.61%		3.40%				3.38%		3.68%

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16–16–16–16–16

M&T BANK CORPORATION

Reconciliation of Quarterly GAAP to Non-GAAP Measures

	Three months ended		Nine months ended
	September 30		September 30
	2014	2013	2014	2013
Income statement data
In thousands, except per share
Net income
Net income	$275,344	294,479	$788,697	917,058
Amortization of core deposit and other intangible assets (1)	4,494	6,489	16,277	22,269
Merger-related expenses (1)	—	—	—	7,511

Net operating income	$279,838	300,968	$804,974	946,838

Earnings per common share
Diluted earnings per common share	$1.91	2.11	$5.50	6.64
Amortization of core deposit and other intangible assets (1)	.03	.05	.12	.17
Merger-related expenses (1)	—	—	—	.06

Diluted net operating earnings per common share	$1.94	2.16	$5.62	6.87

Other expense
Other expense	$679,284	658,626	$2,062,749	1,892,813
Amortization of core deposit and other intangible assets	(7,358)	(10,628)	(26,654)	(36,473)
Merger-related expenses	—	—	—	(12,364)

Noninterest operating expense	$671,926	647,998	$2,036,095	1,843,976

Merger-related expenses
Salaries and employee benefits	$—	—	$—	836
Equipment and net occupancy	—	—	—	690
Printing, postage and supplies	—	—	—	1,825
Other costs of operations	—	—	—	9,013

Total	$—	—	$—	12,364

Efficiency ratio
Noninterest operating expense (numerator)	$671,926	647,998	$2,036,095	1,843,976

Taxable-equivalent net interest income	674,900	679,213	2,012,241	2,025,517
Other income	451,111	477,388	1,327,630	1,418,959
Less: Gain on bank investment securities	—	—	—	56,457
Net OTTI losses recognized in earnings	—	—	—	(9,800)

Denominator	$1,126,011	1,156,601	$3,339,871	3,397,819

Efficiency ratio	59.67%	56.03%	60.96%	54.27%

Balance sheet data
In millions
Average assets
Average assets	$93,245	84,011	$89,952	83,100
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(45)	(84)	(54)	(96)
Deferred taxes	14	25	17	28

Average tangible assets	$89,689	80,427	$86,390	79,507

Average common equity
Average total equity	$12,247	10,881	$11,980	10,591
Preferred stock	(1,232)	(878)	(1,179)	(876)

Average common equity	11,015	10,003	10,801	9,715
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(45)	(84)	(54)	(96)
Deferred taxes	14	25	17	28

Average tangible common equity	$7,459	6,419	$7,239	6,122

At end of quarter
Total assets
Total assets	$97,228	84,427
Goodwill	(3,525)	(3,525)
Core deposit and other intangible assets	(42)	(79)
Deferred taxes	13	24

Total tangible assets	$93,674	80,847

Total common equity
Total equity	$12,333	11,016
Preferred stock	(1,232)	(879)
Undeclared dividends - cumulative preferred stock	(2)	(4)

Common equity, net of undeclared cumulative preferred dividends	11,099	10,133
Goodwill	(3,525)	(3,525)
Core deposit and other intangible assets	(42)	(79)
Deferred taxes	13	24

Total tangible common equity	$7,545	6,553

(1)	After any related tax effect.

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17–17–17–17–17

M&T BANK CORPORATION

Reconciliation of Quarterly GAAP to Non-GAAP Measures, Five Quarter Trend

	Three months ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2014	2014	2014	2013	2013
Income statement data
In thousands, except per share
Net income
Net income	$275,344	284,336	229,017	221,422	294,479
Amortization of core deposit and other intangible assets (1)	4,494	5,638	6,145	6,375	6,489

Net operating income	$279,838	289,974	235,162	227,797	300,968

Earnings per common share
Diluted earnings per common share	$1.91	1.98	1.61	1.56	2.11
Amortization of core deposit and other intangible assets (1)	.03	.04	.05	.05	.05

Diluted net operating earnings per common share	$1.94	2.02	1.66	1.61	2.16

Other expense
Other expense	$679,284	681,194	702,271	743,072	658,626
Amortization of core deposit and other intangible assets	(7,358)	(9,234)	(10,062)	(10,439)	(10,628)

Noninterest operating expense	$671,926	671,960	692,209	732,633	647,998

Efficiency ratio
Noninterest operating expense (numerator)	$671,926	671,960	692,209	732,633	647,998

Taxable-equivalent net interest income	674,900	674,963	662,378	672,683	679,213
Other income	451,111	456,412	420,107	446,246	477,388

Denominator	$1,126,011	1,131,375	1,082,485	1,118,929	1,156,601

Efficiency ratio	59.67%	59.39%	63.95%	65.48%	56.03%

Balance sheet data
In millions
Average assets
Average assets	$93,245	89,873	86,665	85,330	84,011
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(45)	(53)	(64)	(74)	(84)
Deferred taxes	14	16	20	23	25

Average tangible assets	$89,689	86,311	83,096	81,754	80,427

Average common equity
Average total equity	$12,247	12,039	11,648	11,109	10,881
Preferred stock	(1,232)	(1,231)	(1,072)	(881)	(878)

Average common equity	11,015	10,808	10,576	10,228	10,003
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(45)	(53)	(64)	(74)	(84)
Deferred taxes	14	16	20	23	25

Average tangible common equity	$7,459	7,246	7,007	6,652	6,419

At end of quarter
Total assets
Total assets	$97,228	90,835	88,530	85,162	84,427
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(42)	(49)	(59)	(69)	(79)
Deferred taxes	13	15	19	21	24

Total tangible assets	$93,674	87,276	84,965	81,589	80,847

Total common equity
Total equity	$12,333	12,169	11,887	11,306	11,016
Preferred stock	(1,232)	(1,232)	(1,232)	(882)	(879)
Undeclared dividends - cumulative preferred stock	(2)	(3)	(3)	(3)	(4)

Common equity, net of undeclared cumulative preferred dividends	11,099	10,934	10,652	10,421	10,133
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(42)	(49)	(59)	(69)	(79)
Deferred taxes	13	15	19	21	24

Total tangible common equity	$7,545	7,375	7,087	6,848	6,553

(1)	After any related tax effect.

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